EXHIBIT 99.1




DATED: JUNE 13, 2007


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TURBODYNE TECHNOLOGY ANNOUNCES RETURNING
ENGINEERING EXPERT, ACHIEVEMENT OF NEXT
DEVELOPMENT MILESTONE
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VENTURA, Calif., June 13, 2007

Turbodyne Technologies, Inc. (OTC Bulletin Board: TRBD.OB; Frankfurt: TUD) announced today that Dr. William Woollenweber (La Costa, CA), a distinguished and widely known designer of air-induction systems, has completed Phase I of an ongoing Engineering Program project to optimize the compressor design for the new TurboFlow(TM) and TurboPac(TM) second-generation products. The completed Phase I engineering effort covers the preliminary design and engineering research, and critical reviews for new product designs. Key Phase I Milestones reached included research into compressor wheel optimization, operating efficiencies, and design work for next generation products.


Dr. Woollenweber, in the 1990's, was a Vice President of Turbodyne heading design and engineering at the Carlsbad Design Center. He is the named inventor (or co-inventor) on more than 40 US and other patents air induction devices (including turbochargers, superchargers, TurboPacs, DynaChargers, blowers, and material conveyors). His expertise includes the design and development of air induction products for many of the largest producers in the world including Cummins, Honeywell, and Switzer. His contributions to Turbodyne include being named on many of the foundation patents of the Company as a Co-inventor. Albert Case, president and CEO, said, "We are very happy that Dr. Woollenweber has agreed to return as a Distinguished Scientific Fellow to Turbodyne and work on our next-generation products. He brings continuity and intimate knowledge of our proprietary technology to strengthen our ongoing engineering program."


According to Arnold Kwong, vice president of product development, "It is a great privilege to have Dr. Woollenweber shepherding our research and design work. He is one of the truly great designers in the field, and his expertise makes our efforts highly productive."


Additional efforts are underway as a part of the ongoing Engineering Program previously announced by the Company. Dr. Woollenweber will continue to work with the Company as a key part of this effort in the role of Distinguished Scientific Fellow.


ABOUT TURBODYNE TECHNOLOGIES, INC.

Turbodyne Technologies, Inc. (TRBD.OB) is a California-based engineering and design firm that specializes in high-volume air management systems, including electrically powered supercharging systems for gas or diesel internal combustion engines as well as hybrid systems. Their patented Turbodyne TurboPac design reduces diesel pollution, eliminates turbo-lag in gas and diesel engines, and, improves fuel economy thru engine downsizing for gas and diesel applications. The Turbodyne TurboFlow product line provides controlled, variable high pressure, mass air movement in a small, lightweight, low power package for a variety of applications from small internal combustion engines to building engineering and marine applications.

SOURCE  Turbodyne Technologies, Inc.

Al Case of Turbodyne Technologies, Inc., +1-805-201-3133
HTTP://WWW.TURBODYNE.COM/


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The information in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the
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reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.